For the fiscal period ended 12/31/01
File number 811-03623

			SUB-ITEM 77-0 Exhibit

		Transactions Effected Pursuant to
Rule 10f-3

I.     SP PIMCO Total Return Portfolio

1.   Name of Issuer
	El Paso Corporation BD

2.   Date of Purchase
	01/08/02

3.   Number of Securities Purchased
1008

4.   Dollar Amount of Purchase
	$100,000

5.   Price Per Unit
	$99.17

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Bank of America

7.   Other Members of the Underwriting Syndicate
	See Attached Exhibit A

EXHIBIT A

Underwriters

ABN AMRO
BNP Paribas
Credit Lyonnais Securities
J.P. Morgan Securities